FOURTH AMENDMENT TO CREDIT AGREEMENT
THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of November 5, 2014, is entered into by and among CINCINNATI BELL INC., an Ohio corporation (the “Borrower”), the Guarantors signatories hereto, the Lenders signatories hereto and BANK OF AMERICA, N.A., as Administrative Agent and an L/C Issuer, and PNC BANK, NATIONAL ASSOCIATION, as Swingline Lender and an L/C Issuer.
RECITALS
A.    The Borrower, the Guarantors, the Lenders, the Swingline Lender, the L/C Issuers and the Administrative Agent are party to that certain Credit Agreement dated as of November 20, 2012 (as amended by that certain First Amendment to Credit Agreement dated as of September 10, 2013, as amended by that certain Second Amendment to Credit Agreement dated as of June 23, 2014, as amended by that certain Third Amendment to Credit Agreement dated as of September 30, 2014 and as further amended, modified, restated or supplemented from time to time prior to the Fourth Amendment Effective Date, the “Existing Credit Agreement”).
B.    The Borrower has requested that the Lenders amend the Existing Credit Agreement as set forth herein.
C.    The parties hereto have agreed to amend the Existing Credit Agreement as set forth herein.
AGREEMENT
NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
I.    CERTAIN DEFINITIONS
1.    Certain Definitions. The following terms used in this Amendment, including its preamble and recitals, have the following meanings:
“Amended Credit Agreement” means the Existing Credit Agreement as amended hereby.
“Fourth Amendment Effective Date” shall have the meaning assigned to such term in the introductory paragraph of Article III hereof.

2.    Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Amended Credit Agreement.
II.    AMENDMENTS TO EXISTING CREDIT AGREEMENT
Subject to the satisfaction of the conditions precedent set forth in Article III hereof, as of the date hereof the Existing Credit Agreement is hereby amended as follows:
1.The last sentence of the definition of “Applicable Prepayment Date” in Section 1.01 of the Existing Credit Agreement is hereby amended in its entirety as follows:

In addition, it is further understood and agreed that (x) any Net Cash Proceeds of a Disposition Prepayment Event (other than a Disposition Prepayment Event resulting from a Disposition of Capital Stock of Cyrus One or CyrusOne LP) placed in such deposit account maintained with a Lender or an Affiliate of BlackRock, Inc. pending the application thereof to the prepayment or purchase (and concurrent retirement) of other Prepayable Indebtedness shall not constitute Consolidated Cash on Hand, (y) any Net Cash Proceeds of a Disposition Prepayment Event resulting from a Disposition of Capital Stock of Cyrus One or CyrusOne LP placed in such deposit account maintained with a Lender or an Affiliate of BlackRock, Inc. pending the application thereof to the prepayment or purchase (and concurrent retirement) of other Prepayable Indebtedness shall constitute Consolidated Cash on Hand and (z) the application of such Net Cash Proceeds to the temporary reduction of Permitted Receivables Financings or the repayment of Revolving Loans shall not be taken into account in the calculation of Consolidated Funded Indebtedness, in each case for the purpose of any calculation of the financial covenants hereunder.
2.Section 8.11(a) of the Existing Credit Agreement is hereby amended in its entirety as follows:

(a)    Consolidated Total Leverage Ratio. The Consolidated Total Leverage Ratio as of the end of each fiscal quarter set forth below to be greater than the ratio set forth opposite such period below:

Fiscal Quarters Ending	Maximum Consolidated Total Leverage Ratio
June 30, 2014 through March 31, 2016	7.00:1.0
June 30, 2016 through December 31, 2016	6.50:1.0
March 31, 2017 through September 30, 2017	6.00:1.0
December 31, 2017 through June 30, 2018	5.50:1.0
September 30, 2018 and each fiscal quarter ending thereafter	5.00:1.0

; provided, however, with respect to each fiscal quarter ending after the Applicable Prepayment Date with respect to the first sale or other Disposition of the Capital Stock of CyrusOne or CyrusOne LP that causes the aggregate Net Cash Proceeds from such sales or other Dispositions consummated after the Fourth Amendment Effective Date to exceed $300,000,000, the Borrower shall not permit the Consolidated Total Leverage Ratio as of the end of such fiscal quarter to be greater than (i) the ratio set forth opposite such period above minus (ii) 0.50.
3.Section 8.11(b) of the Existing Credit Agreement is hereby amended by replacing the reference therein to “3.00” with “3.50”.

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4.Section 8.11(d) of the Existing Credit Agreement is hereby amended in its entirety as follows:

(d)    Consolidated Capital Expenditures. The amount of all Consolidated Capital Expenditures in any fiscal year to exceed the amount set forth opposite such fiscal year below:

Fiscal Year	Amount
2014	$210,000,000
2015	$285,000,000
2016	$300,000,000
2017	$165,000,000
2018 and each fiscal year thereafter	$160,000,000

provided that up to $50,000,000 of such amount for any fiscal year, if not expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next following fiscal year; and provided, further, that if any such amount is so carried over, it will be deemed used in the subsequent fiscal year after the amount otherwise permitted during such fiscal year.
III.    CONDITIONS PRECEDENT TO EFFECTIVENESS
This Amendment shall become effective as of the date hereof (the “Fourth Amendment Effective Date”) when each of the following conditions precedent has been satisfied:
1.    Execution of Counterparts of Amendment. The Administrative Agent shall have received counterparts of this Amendment which collectively shall have been duly executed on behalf of the Borrower, each of the Guarantors, the Required Revolving Lenders and the Administrative Agent.
2.    Fees and Expenses. The Borrower shall have paid to the Administrative Agent (a) for the account of each Revolving Lender under the Existing Credit Agreement consenting to this Amendment, a fee in an amount equal to 0.25% of the aggregate principal amount of the Revolving Commitment of such Revolving Lender immediately prior to giving effect to the this Amendment and (b) any and all reasonable out-of-pocket costs (to the extent invoiced at least 2 Business Days prior to the Fourth Amendment Effective Date) incurred by the Administrative Agent or Merrill Lynch (including the reasonable fees and expenses of the Administrative Agent’s legal counsel) and all other fees and other amounts payable to the Administrative Agent or Merrill Lynch, in each case in connection with the arrangement, negotiation, preparation, execution and delivery of this Amendment.
IV.    MISCELLANEOUS
1.    Effect of Amendment. Except as expressly modified and amended in this Amendment, all of the terms, provisions and conditions of the Loan Documents shall remain unchanged and in full force and effect. On and after the Fourth Amendment Effective Date, any reference in the Loan Documents or any and all other documents thereafter executed and delivered pursuant to the terms of the Loan Documents to the “Credit Agreement” shall be deemed to refer to the Amended Credit Agreement.
2.    Construction. This Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Amended Credit Agreement.

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3.    Reaffirmation of Loan Party Obligations. Each Loan Party hereby ratifies the Amended Credit Agreement and acknowledges and reaffirms that (i) it is bound by all terms of the Amended Credit Agreement and (ii) it is responsible for the observance and full performance of the Obligations. Without limiting the generality of the proceeding sentence, (i) each of the Guarantors confirms that it jointly and severally guarantees the prompt payment when due of all Obligations, in accordance with, and pursuant to the terms of, Article IV of the Amended Credit Agreement and (ii) each of the Loan Parties agrees that all references in the Collateral Documents to the term “Secured Obligations” shall be deemed to include all of the obligations of the Loan Parties to the Lenders and the Administrative Agent, whenever arising, under the Amended Credit Agreement, the Collateral Documents or any of the other Loan Documents (including, but not limited to, any interest, expenses and cost and charges that accrue after the commencement by or against any Loan Party or any Affiliate thereof or any proceedings under any Debtor Relief Laws naming such Person as the debtor in such proceeding).
4.    Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.
5.    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
6.    Binding Effect. This Amendment, the Amended Credit Agreement and the other Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. These Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. Except as expressly modified and amended in this Amendment, all the terms, provisions and conditions of the Loan Documents shall remain unchanged and shall continue in full force and effect.
7.    Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:	CINCINNATI BELL INC.,
an Ohio corporation

	By:	/s/ Christopher C. Elma
Name: Christopher C. Elma
Title: Vice President, Treasury and Tax

GUARANTORS:		CINCINNATI BELL TELECOMMUNICATION SERVICES LLC, an Ohio limited liability company

CINCINNATI BELL ENTERTAINMENT INC.,
an Ohio corporation

CINCINNATI BELL WIRELESS, LLC,
an Ohio limited liability company

CINCINNATI BELL TECHNOLOGY SOLUTIONS INC.,
a Delaware corporation

CINCINNATI BELL ANY DISTANCE INC.,
a Delaware corporation

CBTS SOFTWARE LLC,
a Delaware limited liability company

EVOLVE BUSINESS SOLUCTIONS LLC,
an Ohio limited liability company

CINCINNATI BELL ANY DISTANCE OF VIRGINIA
LLC,
a Virginia limited liability company

DATA CENTER INVESTMENTS INC.,
a Delaware corporation

DATA CENTERS SOUTH INC.,
a Delaware corporation

DATA CENTER INVESTMENT HOLDCO LLC,
a Delaware limited liability company

DATA CENTERS SOUTH HOLDING LLC,
a Delaware limited liability company

	By:	/s/ Christopher C. Elma
Name: Christopher C. Elma
Title: Vice President, Treasury and Tax

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.
as Administrative Agent

	By:	/s/ Chris Joseph
Name: Chris Joseph
Title: Vice President

LENDER:	BANK OF AMERICA, N.A.
as a Lender and an L/C Issuer

	By:	/s/ Chris Joseph
Name: Chris Joseph
Title: Vice President

LENDER:	CITICORP NORTH AMERICA, INC.,
as a Lender

	By:	/s/ Elizabeth Minnella Gonzalez
Name: Elizabeth Minnella Gonzalez
Title: Managing Director

LENDER:	THE BANK OF KENTUCKY
as a Lender

	By:	/s/ David R. Pierce
Name: David R. Pierce
Title: SVP

LENDER:	UBS AG, STAMFORD BRANCH,
as a Lender

	By:	/s/ Jennifer Anderson
Name: Jennifer Anderson
Title: Associate Director

	By:	/s/ Houssem Daly
Name: Houssem Daly
Title: Associate Director

LENDER:	DEUTSCHE BANK TRUST COMPANY AMERICAS,
as a Lender

	By:	/s/ Anca Trifan
Name: Anca Trifan
Title: Managing Director

	By:	/s/ Marcus M. Tarkington
Name: Marcus M. Tarkington
Title: Director

LENDER:	KEYBANK NATIONAL ASSOCIATION,
as a Lender

	By:	/s/ David A. Wild
Name: David A. Wild
Title: Senior Vice President

LENDER:	REGIONS BANK,
as a Lender

	By:	/s/ Eric Harvey
Name: Eric Harvey
Title: Vice President

LENDER:	PNC BANK NATIONAL ASSOCIATION,
as a Lender

	By:	/s/ Jeffrey P. Fisher
Name: Jeffrey P. Fisher
Title: Vice President

LENDER:	BARCLAYS BANK PLC,
as a Lender

	By:	/s/ Ronnie Glenn
Name: Ronnie Glenn
Title: Vice President

LENDER:	MORGAN STANLEY SENIOR FUNDING, INC.,
as a Lender

	By:	/s/ Scott Jensen
Name: Scott Jensen
Title: Vice President